QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-44462, 333-44756, 333-60138 and 333-60136) pertaining to the 2000 Employee Stock Purchase Plan, 1995 Stock Option Plan, 1997 Stock Option Plan, 2000 CEO Non-Qualified Stock Option Plan, 2000 Equity Incentive Plan, 2001 UK Employee Stock Purchase Plan and the UK company Share Option Plan, and in the Registration Statement (Form S-3 No. 333-98095) of Pharsight Corporation and in the related Prospectus of our report dated April 23, 2003 (except Note 15, as to which the date is May 28, 2003), with respect to the financial statements and schedule of Pharsight Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

                      /s/  ERNST & YOUNG LLP

San Jose, California
June 4, 2003

QuickLinks

  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors